EXHIBIT 23.2







                       CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the  incorporation by reference in the registration  statements of
Everest Reinsurance Holdings, Inc. on Forms S-8 (File No. 333-1972 and File No. 333-05771) of our report dated February 17, 1998, on our audit of the consolidated financial statements and financial statement schedules of Everest Reinsurance Holdings, Inc. as of December 31, 1997 and 1996 and for the year then ended which report is included in this Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P.
New York, New York
March 16, 1998
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